ARTICLES OF INCORPORATION

                           OF

        SPIRIT OF AMERICA INVESTMENT FUND, INC.


     FIRST:    (1)  The name of the incorporator is Lee
A Pickard.
               (2)  The incorporator's post office
address is Pickard and Djinis, 1990 M Street, Suite 660,
Washington, DC 20036.
               (3)  The incorporator is over eighteen
years of age.
               (4)  The incorporator is forming the
corporation named in these Articles of Incorporation
under the general laws of the State of Maryland.
     SECOND:   The name of the corporation (hereinafter
called the Corporation) is Spirit of America Investment
Fund, Inc.
     THIRD:    (1)  The purposes for which the
Corporation is formed is to conduct, operate and carry on
the business of an investment company.
               (2)  The Corporation may engage in any
other business and shall have all powers conferred upon
or permitted to corporations by the Maryland General
Corporation Law.
     FOURTH:   The post office address of the principal
office of the Corporation within the State of Maryland is
32 South Street, Baltimore, Maryland 21202 in care of The
Corporation Trust Incorporated.  The resident agent of
the Corporation in the State of Maryland is The
Corporation Trust Incorporated.
     FIFTH:    (1)  The total number of shares of capital
stock which the Corporation shall have authority to issue
is one billion (1,000,000,000), all of which shall be
Common Stock having a par value of one-tenth of one cent
($.001) per share and an aggregate par value of one
million dollars ($1,000,000).
               (2)  On each matter submitted to a vote of
the stockholders, each holder of stock shall be entitled
to one vote for each share standing in his or her name on
the books of the Corporation.
               (3)  (a)  Each holder of stock may require
the Corporation to redeem all of any part of the stock
owned by that holder, upon request to the Corporation or
its designated agent, at the net asset value of the
shares of stock next determined following receipt of the
request in a form approved by the Corporation and
accompanied by surrender of the certificate or
certificates for the shares, if any, less the amount of
any applicable redemption charge or deferred sales charge
or other amount imposed by the Board of Directors (to the
extend consistent with applicable law).  The Board of
Directors may establish procedures for redemption of
stock.
                    (b)  the proceeds of the redemption
of a share (including a fractional share) of any class of
capital stock of the Corporation shall be reduced by the
amount of any contingent deferred sales charge,
redemption fee or other amount payable on such redemption
pursuant to the terms of issuance of such share.
                    (c)  (i)  The term "Minimum Amount"
when used herein shall mean two hundred dollars ($200)
unless otherwise fixed by the Board of Directors from
time to time, provided that the Minimum Amount may not in
any event exceed twenty-five thousand dollars ($25,000).
The Board of Directors may establish differing Minimum
Amounts for categories of holders of stock based on such
criteria as the Board of Directors may deem appropriate.
                         (ii) If the net asset value of
the shares of stock held by a stockholder shall be less
than the Minimum Amount then in effect with respect to
the category of holders in which the stockholder is
included, the Corporation may redeem all of those shares,
upon notice given to the holder in accordance with
paragraph (iii) of this subsection (c), to the extent
that the Corporation may lawfully effect such redemption
under the laws of the State of Maryland.
                         (iii)     The notice referred to
in paragraph (ii) of this subsection (c) shall be in
writing personally delivered or deposited in the mail, at
least thirty days (or such other number of days as may be
specified from time to time by the Board of Directors)
prior to such redemption.  If mailed, the notice shall be
addressed to the stockholder at his post office address
as shown on the books of the Corporation, and sent by
first class mail, postage prepaid.  The price for shares
acquired by the Corporation pursuant to this subsection
(c) shall be an amount equal to the net asset value of
such shares.
               (d)  Payment by the Corporation for shares
of stock of the Corporation surrendered to it for
redemption shall be made by the Corporation within seven
days of such surrender out of the funds legally available
therefor, provided that the Corporation may suspend the
right of the stockholders to redeem shares of stock and
may postpone the right of these holders to receive
payment for any shares when permitted or required to do
so by applicable statutes or regulations.  Payment of the
aggregate price of shares surrendered for redemption may
be made in cash or,, at the option of the Corporation,
wholly or partly in such portfolio securities of the
Corporation as the Corporation shall select.
               (4)  The Corporation may issue shares of
stock in fractional denominations to the same extent as
its whole shares, and shares in fractional denominations
shall be shares of stock having proportionately to the
respective fractions represented thereby all the rights
of whole shares, including without limitation, the right
to vote, the right to receive dividends and
distributions, and the right to participate upon
liquidation of the Corporation, but excluding the right
to receive a stock certificate representing fractional
shares.
               (5)  No stockholder shall be entitled to
any preemptive right other than as the Board of Directors
may establish.
     SIXTH:    The number of directors of the Corporation
shall be one.  The number of directors of the Corporation
may be changed pursuant to the By-Laws of the
Corporation.  The name of the person who shall act as
director of the Corporation until the first annual
meeting or until his successor is chosen and qualified is
David Lerner.
     SEVENTH:  The following provisions are inserted for
the purpose of defining, limiting and regulating the
powers of the Corporation and the Board of Directors and
Stockholders.
               (1)  In addition to its other powers
explicitly or implicitly granted under these Articles of
Incorporation, by law or otherwise, the Board of
Directors of the Corporation:
                    (a)  is expressly authorized to make,
alter, amend or repeal the By-Laws of the Corporation;
                    (b)  may from time to time determine
whether, to what extent, at what times and places, and
under what conditions and regulations the accounts and
books of the Corporation, or any of them, shall be open
to the inspection of the stockholders, and no stockholder
shall have any right to inspect any account, book or
document of the Corporation except as conferred by
statute or as authorized by the Board of Directors of the
Corporation;
                    (c)  is empowered to authorize,
without stockholder approval, the issuance and sale from
time to time of shares of stock of the Corporation of any
class or classes, whether now or hereafter authorized,
and securities convertible into shares of stock of the
Corporation of any class or classes, whether now or
hereafter authorized, for such consideration as the Board
may deem advisable.
                    (d)  is authorized to classify or to
reclassify, from time to time, any unissued shares of
stock of the Corporation, whether now or hereafter
authorized, by setting, changing or eliminating the
preferences, conversion or other rights, voting powers,
restrictions, limitations as to dividends, qualifications
or terms and conditions of or rights to require
redemption of the stock.  The provisions of these
Articles of Incorporation (including those in Article
FIFTH hereof) shall apply to each class or stock whether
now or hereafter authorized, unless otherwise provided by
the Board of Directors prior to issuance of any shares of
that class; and
                    (e)  is authorized to adopt
procedures for determination of and to maintain constant
the net asset value of shares of any class of the
Corporation's stock.
               (2)  Notwithstanding any provision of the
Maryland General Corporation Law requiring a greater
proportion than a majority of the votes of all classes or
of any class of the Corporation's stock entitled to be
cast in order to take or authorize any action, any such
action may be taken or authorized upon the concurrence of
a majority of the aggregate number of votes entitled to
be cast thereon subject to any applicable requirements of
the Investment Company Act of 1940, as from time to time
in effect, or rules or orders of the Securities and
Exchange Commission or any successor thereto.
               (3)  The presence in person or by proxy of
the holders of shares entitled to cast one-third of the
votes entitled to be cast (without regard to class) shall
constitute a quorum at any meeting of the stockholders.
               (4)  Any determination made in good faith
by or pursuant to the direction of the Board of
Directors, as to the amount of the assets, debts,
obligations, or liabilities of the Corporation, as to the
amount of any reserves or charges set up and the
propriety thereof, as to the time or purpose for creating
such reserves or charges, as to the use, alteration or
cancellation of any reserves or charges (whether or not
any debt, obligation, or liability for which such
reserves or charges shall have been created shall be then
or thereafter required to be paid or discharged), as to
the value of or the method of valuing any investment
owned or held by the Corporation, as to market value or
fair value of any investment or fair value of any other
asset of the Corporation, as to the allocation of any
asset of the Corporation to a particular class or classes
of the Corporation's stock, as to the charging of any
liability of the Corporation to a particular class or
classes of the Corporation's stock, as to the number of
shares of the Corporation outstanding, as to the
estimated expense to the Corporation in connection with
purchases of its shares, as to the ability to liquidate
investments in orderly fashion, or as to any other
matters relating to the issue, sale, redemption or other
acquisition or disposition of investments or shares of
the Corporation and all holders of its shares, past,
present and future, and shares of the Corporation are
issued and sold on the condition and understanding that
any and all such determinations shall be binding as
aforesaid.
     EIGHTH:   (1)  To the full extent that limitations
on the liability of directors and officers are permitted
by the Maryland General Corporation law, no director or
officer of the Corporation shall have any liability to
the Corporation or its stockholders for money damages.
This limitation on liability applies to events occurring
at the time a person serves as a director or officer of
the Corporation whether or not that person is a director
or officer at the time of any proceeding in which
liability is asserted.
               (2)  The Corporation shall indemnify and
advance expenses to its currently acting and its former
directors to the full extent that indemnification of
directors is permitted by the Maryland General
Corporation law. The Corporation shall indemnify and
advance expenses to its officers to the same extent as
its directors and may do so to such further extent as is
consistent with law.  The Board of Directors may by By-Law,
resolution or agreement make further provision for
indemnification of directors, officers, employees and
agents to the full extent permitted by the Maryland
General Corporation law.
               (3)  No provision of this Article shall be
effective to protect or purport to protect any director
or officer of the Corporation against any liability to
the Corporation or its stockholders to which he or she
would otherwise be subject by reason of willful
misfeasance, bad faith, gross negligence or reckless
disregard of the duties involved in the conduct of his or
her office.
          (4)  References to the Maryland General
Corporation Law in this Article are to that law as from
time to time amended.  No amendment to the Charter of the
Corporation shall affect any right of any person under
this Article based on any event, omission or proceeding
prior to the amendment.
     NINTH:    The Corporation reserves the right to
amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.
     IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation and does hereby acknowledge that the adoption and signing are his act.

                                   /s/ Lee A. Pickard

Dated:     4/18/97